DEFINITIVE PROXY STATEMENT

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

AMTECH SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:
____________________________________________________________________________________________________

(2)    Aggregate number of securities to which transaction applies:

____________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________________________________

(4)    Proposed maximum aggregate value of transaction:

____________________________________________________________________________________________________

(5)    Total fee paid:

____________________________________________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

___________________________________________________________________________________________________

(2)    Form, Schedule or Registration Statement No.:

___________________________________________________________________________________________________

(3)    Filing Party:

___________________________________________________________________________________________________

(4)    Date Filed:
___________________________________________________________________________________________________

AMTECH SYSTEMS, INC.
131 SOUTH CLARK DRIVE
TEMPE, ARIZONA 85281
_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2014
_______________________________________________________

To Our Shareholders:
The 2014 Annual Meeting of Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the “Company”), will be held at The Tempe Mission Palms Hotel, 60 East 5th Street, Tempe, Arizona, USA, on Thursday, May 8, 2014, at 9:00 a.m., Arizona time, for the following purposes:

1.	To elect six (6) directors to serve for one-year terms or until their successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2014;

3.	To approve an amendment to the Company's 2007 Employee Stock Incentive Plan;

4.	To approve an amendment to the Company's Non-Employee Directors Stock Option Plan;

5.	To hold an advisory vote approving the compensation of the Company’s named executive officers;

6.	To transact such other business as may properly come before the meeting or its adjournment.
The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Company is presently aware of no other business to come before the Annual Meeting.
Important Notice Regarding the Availability of
Proxy Materials for the Meeting

The proxy statement and annual report to security holders are also available at http://www.amtechsystems.com/proxy.htm. The materials available on this website include this notice, the proxy statement, the proxy card and our annual report on Form 10-K.
The Board of Directors has fixed the close of business on March 21, 2014 as the record date (the “Record Date”) for the determination of shareholders who hold the Company’s common stock who are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Shareholders are reminded that their shares of the Company’s common stock can be voted at the annual meeting only if they are present at the Annual Meeting in person or by valid proxy. A copy of the Company’s 2013 Annual Report, which includes our audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the Record Date.
Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote FOR approval of such proposals.

By Order of the Board of Directors:

Bradley C. Anderson, Secretary
Tempe, Arizona
March 28, 2014

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ii

AMTECH SYSTEMS, INC.
131 SOUTH CLARK DRIVE
TEMPE, ARIZONA 85281
_______________________________________________________

PROXY STATEMENT
_______________________________________________________

The Board of Directors of Amtech Systems, Inc., an Arizona corporation (the “Company”), is soliciting proxies to be used at the 2014 Annual Meeting of Shareholders of the Company to be held on Thursday, May 8, 2014, at 9:00 a.m., Arizona time, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy will be mailed to all shareholders entitled to vote at the Annual Meeting beginning March 28, 2014.
Who Can Vote
Shareholders of record as of the close of business on March 21, 2014 (the “Record Date”), may vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the Record Date, 9,841,363 shares of the Company’s common stock, $.01 par value (“Common Stock”) were issued and outstanding.
What Constitutes a Quorum
The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
How to Attend the Meeting
If you are a shareholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker or other holder of record (“street name”), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy with you to the Annual Meeting.
How to Vote
If you are a shareholder of record, you may vote by mail or in person. To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. All valid proxies received before the Annual Meeting, and not properly revoked, will be exercised. If you sign and return your proxy card, but do not give voting instructions, and authority to vote is not specifically withheld, the shares represented by that proxy will be voted as recommended by our Board of Directors. If you have specified a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. The accompanying form of proxy solicited by the Board of Directors confers discretionary authority to cumulate votes with respect to the election of directors. Unless you have specified on the proxy card how you want your shares voted with respect to the election of directors, the proxy agents intend to cumulatively vote all of the shares covered by the proxies solicited by this Proxy Statement in favor of the number of nominees named in this Proxy Statement as they may, in their discretion, determine is required to elect the maximum number of nominees named in this Proxy Statement.
All shareholders may vote in person at the Annual Meeting (unless they are street name holders without a legal proxy). If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be validly voted.

We are not aware of any other matters to be presented at the Annual Meeting, except those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy prior to that time.
What are the Voting Rights of Holders of Common Stock
Except as set forth below with respect to the ability to cumulate votes for directors, the holders of Common Stock will be entitled to one vote per share of Common Stock.
What Vote is Required to Approve Each Item
If a quorum is present, the six nominees who receive a plurality of the votes cast at the Annual Meeting will be elected. Broker non-votes and votes that are withheld will have no effect on the results of the vote for the election of directors. If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute a ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants. If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute approval of the amendment to the 2007 Employee Stock Incentive Plan. If a quorum is present, a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting will constitute approval of the amendment to the Non-Employee Directors Stock Option Plan.
Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote. Because the vote on compensation is advisory, it will not be binding upon the Board of Directors. However, the Compensation and Stock Option Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Changing Your Vote
You may revoke your proxy at any time before it is exercised in one of three ways:

•	By delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a written instrument of revocation bearing a date later than that of the proxy;

•	By duly executing and delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a proxy for the same shares bearing a later date.; or

•
By voting by ballot at the Annual Meeting, provided that the shareholder notifies our Corporate Secretary at the Annual Meeting of his or her intention to vote in person at any time prior to the voting of the proxy.

How Votes are Counted
Inspectors of election will be appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. Generally, broker non-votes occur when a beneficial owner does not provide instructions to their broker with respect to a matter on which the broker is not permitted to vote without instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Accordingly, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Costs of this Proxy Solicitation
We will pay the costs of preparing and mailing the Notice and Proxy Statement, including the charges and expenses of brokerage firms, banks and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Officers and directors of the Company may also solicit proxies personally, or by telephone or facsimile, without additional compensation. We have not retained any outside party to assist in the solicitation of proxies; however, we have retained Computershare Trust Company, N.A. and Broadridge Financial Solutions, Inc. to provide certain administrative services in connection with the proposals in this Proxy Statement, including coordinating the distribution of proxy materials to beneficial owners of Common Stock, contacting stockholders to ensure they have received this Proxy Statement and overseeing the return of proxy cards.
Annual Report
The Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2013 (the “Annual Report”) has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.
The information contained in the “Report of Compensation and Stock Option Committee” and “Audit Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Number of Directors to be Elected
Our Board of Directors will consist of six members. Each director elected will hold office for one year or until his successor is elected and qualified. If any director resigns, or otherwise is unable to complete his term in office, our Board may elect another director for the remainder of the resigning director’s term.
Vote Required
The six nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is cumulative voting in the election of directors. This means that each holder of Common Stock present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to six (the number of persons nominated for election as directors) multiplied by the number of shares of Common Stock held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number or all of the nominees. In order to exercise cumulative voting, the voting shareholder must complete the proxy card and indicate cumulative voting in accordance with the instructions included on the proxy card.
Nominees of the Board
Our Board of Directors is responsible for supervision of the overall affairs of the Company. Our Board has nominated the following individuals to serve on our Board of Directors for the following year:
Michael Garnreiter
Alfred W. Giese
Egbert J. G. Goudena
Robert F. King
Fokko Pentinga
Jong S. Whang

Each of these nominees currently serves on our Board of Directors, and has agreed to be named in this Proxy Statement and to serve if elected. See below for information regarding each of the nominees.
There are no family relationships among any of the Company’s directors or executive officers.
Our Board of Directors recommends a vote FOR the election of the six nominees under Proposal No. 1. Our Board of Directors intends to vote its proxies for the election of the nominees, for a term to expire at the next Annual Meeting. In that regard, our Board of Directors solicits authority to cumulate such votes.
If any nominee should become unavailable for any reason, which our Board of Directors does not anticipate, the proxy will be voted “for” any substitute nominee, or nominees, who may be selected by our Board of Directors prior to, or at, the Annual Meeting, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

Information Concerning Directors and Executive Officers
The following table sets forth information regarding the executive officers and directors of Amtech as of the date of this filing. The subsequent paragraphs contain biographical data for each executive officer and director.

Name	Age	Position with the Company
Jong S. Whang	68	Executive Chairman and Director
Fokko Pentinga	59	President, Chief Executive Officer and Director
Bradley C. Anderson	52	Executive Vice President – Finance, Chief Financial Officer, Treasurer and Secretary
Michael Garnreiter	62	Director
Alfred W. Giese	76	Director
Egbert J. G. Goudena	64	Director
Robert F. King	80	Director

Jong S. Whang has been a Director since our inception in 1981, and Mr. Whang was one of our founders. Mr. Whang served as our Chief Executive Officer since our inception until January 1, 2012 when Mr. Pentinga was promoted to that position. Effective January 1, 2012, Mr. Whang serves as our Executive Chairman and Chairman of the Board. Also, Mr. Whang had served as our President until March 2010 when Mr. Pentinga was promoted to that position. Mr. Whang’s responsibilities include the sales and marketing effort for our solar and semiconductor equipment business and the development of new products and business opportunities in those industries. He has 38 years of experience in the solar and semiconductor industries, including time spent in both processing and manufacturing of equipment components and systems. From 1973 until 1979, he was employed by Siltronics, Inc., working with chemical vapor deposition, and later as manager of the quartz fabrication plant with responsibility of providing technical marketing support. From 1979 until 1981, he was employed by U.S. Quartz, Inc. as manufacturing manager. In 1981, he left U.S. Quartz to form Amtech. Mr. Whang brings extensive senior management experience and knowledge of our Company and the markets we serve to the Board of Directors. Mr. Whang is also uniquely positioned to provide the Board of Directors with in-depth and timely information about Company operations and with insight as to his strategic vision for the Company.
Fokko Pentinga has been our Chief Executive Officer since January 2012 and our President since March 2010. From December of 2008 until his promotion to President in March 2010, Mr. Pentinga served as Managing Director of Amtech Europe, which is comprised of the Company’s two European subsidiaries, Tempress Systems (“Tempress”) in Vaassen, the Netherlands, and R2D Automation (“R2D”) near Montpellier, France. During that time Mr. Pentinga also served as General Manager of Tempress (a position he held for 15 years) and President of R2D (a position he held for two years). Mr. Pentinga has over 30 years of experience in the semiconductor and solar industries. The Board of Directors expects to benefit significantly from Mr. Pentinga's participation due to his extensive experience in the company and in the markets we serve.
Bradley C. Anderson joined us as Vice President-Finance, Chief Financial Officer, Treasurer and Secretary in April 2006. Prior to that, Mr. Anderson spent several years in a consulting role implementing the internal control requirements of the Sarbanes-Oxley Act for a broad range of publicly held companies. From 1996 to 2002, Mr. Anderson served as Vice President-Finance and then as Chief Financial Officer of Zila, Inc., an international provider of healthcare technology and products. Mr. Anderson began his career with Deloitte (formerly Deloitte & Touche) where he worked for over 11 years. He graduated from Brigham Young University with a Bachelor of Science in Accounting. Mr. Anderson is a Certified Public Accountant.
Michael Garnreiter has been a Director since February 2007. He is currently Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From August 2006 until January 2010, he was a managing member of Rising Sun Restaurant Group LLC and from December 2008 until December 2009, he was president of New Era Restaurants, LLC, both of which are privately-held restaurant operating companies. From 2002 to 2006, Mr. Garnreiter was CFO of Main Street Restaurant Group, a publicly traded restaurant operating company, and from 1976 to 2002, he was a senior audit partner of Arthur Andersen LLP. Mr. Garnreiter serves on the boards of directors of Taser International (as chairman), a manufacturer of non-lethal protection devices, Knight Transportation Company, a nationwide truckload transportation company, and IA Global, Inc., an Asian business processes outsourcing company. In addition, Mr. Garnreiter serves as a member of the board of directors for Banner Health, a multi-state health care delivery system. He graduated from California State University Long Beach with a Bachelor of Science in Accounting and Business Administration. Mr. Garnreiter is a Certified Public Accountant and Certified Fraud Examiner. Mr. Garnreiter’s financial background and expertise allows him to provide valuable advice to the Board of Directors and is chairman of the Company’s Audit and Nominating and Governance Committees, and serves as a member of the Company's Compensation and Stock Option, and Technology Strategy Committees. Mr. Garnreiter is the Company's designated financial expert of the board.
Alfred W. Giese has been a Director since April 2007. Since 2001, Mr. Giese has been the Senior Partner of IBC, International Business Consultants where, between 2001 and 2006, he focused on sales and marketing for Aviza Technology Corporation, a semiconductor equipment manufacturer. He also assembled and managed a sales and marketing team for Epion Corporation, a high-technology equipment company which was acquired by TEL (Tokyo Electron Ltd.). From 1998 to 2001, he was the Vice President, Sales for Silicon Valley Group, or SVG, with responsibility for both Asia and Europe. From 1988 to 1998, Mr. Giese held positions of Vice President of Sales with Thermco Systems, Corp. and SVG, both semiconductor equipment companies. Prior to 1988, he held various sales positions for Thermco. For several years during that time, he served on the Board of Directors of Thermco’s joint venture company in Japan. Mr. Giese has a degree in International Business from the Industriehochschule in Essen, Germany. Due to Mr. Giese’s extensive sales and marketing experience, specifically in the areas of technology relevant to the Company, Mr. Giese is able to provide the Board of Directors with valuable advice in those areas. Mr. Giese also provides the Board of Directors with financial advice as a member of the Company’s Audit Committee.
Egbert J.G. Goudena has been a Director since December 2009. Currently, Mr. Goudena is working at the company Sjanbo B.V., that he founded as a consulting firm in the field of semiconductor processing and development. From 1987 until his retirement in January 2014, Mr. Goudena was the operations manager of the research labs of the Delft Institute of Microsystems and Nanoelectronics (DIMES) of the Delft University of Technology in The Netherlands. His responsibilities included managing the logistics and infrastructure of the research labs including prototyping and small-scale production. DIMES was established in 1987 and is a strong international center of excellence providing experimental research in many technology areas, including solar cells. In 2008, Mr. Goudena co-founded ISZGRO Diodes, a company that was formed to deliver logistics services to technology companies and to produce extreme ultraviolet (EUV) detectors. He is not currently actively involved in ISZGRO. Mr. Goudena received a Bachelor of Engineering degree in Chemical Technology from the H.T.S. Wegastraat in The Hague. Mr. Goudena’s experience in research and technology allows him to advise the Board of Directors with respect to the Company’s research and development activities, which are key components of the Company’s business strategies.
Robert F. King has been a Director since May 2003. Since 1989, Mr. King has been President of King Associates, which provides consulting services to equipment companies serving the solar, semiconductor and flat panel display industries. From 1968 to 1988, Mr. King was employed at Varian Associates, where he served in various marketing positions, including Vice President of Marketing for the Semiconductor Equipment Division. Mr. King also served on the Board of Directors of Varian’s joint venture semiconductor equipment companies located in Korea and Japan. Mr. King has significant experience in advising companies in the solar and semiconductor industries, which allows him to advise the Board of Directors with respect to the Company’s overall business. Mr. King also provides the Board of Directors with technical and financial advice as a member of the Company’s Audit and Technology Strategy Committees.
Information About Board and Committee Meetings
Information concerning our Board of Directors and the four committees maintained by our Board is set forth below. A majority of the Board of Directors, as well as the Company’s Board committees, consist of Directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the NASDAQ Stock Market. Currently, the Company’s independent directors are Michael Garnreiter, Alfred W. Giese, Egbert J.G. Goudena and Robert F. King.
Our Board of Directors held six (6) meetings during fiscal year 2013. No director attended less than 75% of the aggregate of all Board meetings held while he served as such director and all committee meetings on which he served as a committee member. Our Board has the authority under the Company’s Bylaws to increase or decrease the size of our Board and to fill vacancies, and the directors chosen to fill such vacancies will hold office until the Company’s next annual meeting or until their successors are elected and qualified. The Company does not have a formal policy with respect to members of the Board of Directors attending the annual meeting. Six of the members of the Company’s Board of Directors attended the 2013 annual meeting.
The Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee and the Technology Strategy Committee are the standing committees of our Board of Directors. The members of the committees as of March 21, 2014, are as follows:
Audit – Michael Garnreiter (Chairman), Alfred W. Giese and Robert F. King
Compensation and Stock Option – Robert F. King (Chairman), Michael Garnreiter, Alfred W. Giese and Egbert J.G. Goudena.
Nominating and Governance – Michael Garnreiter (Chairman), Egbert J.G. Goudena and Robert F. King
Technology Strategy – Alfred W. Giese (Chairman), Michael Garnreiter, Egbert J.G. Goudena, Robert F. King, Fokko Pentinga and Jong S. Whang
The Audit Committee held five (5) meetings during fiscal year 2013. The Audit Committee is responsible for maintaining communication between the Board of Directors, the independent auditors and members of financial management with respect to the Company’s financial affairs, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.
The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of our Board, and as “independent” is defined under the listing rules of the NASDAQ Stock Market, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by NASDAQ’s rules and meets the SEC’s definition of an “audit committee financial expert.”
The Compensation and Stock Option Committee held two (2) meetings during fiscal year 2013. The Compensation and Stock Option Committee makes recommendations concerning officer compensation, benefit programs and retirement plans. The Compensation and Stock Option Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.
The Nominating and Governance Committee held one (1) meeting during fiscal year 2013. The Nominating and Governance Committee identifies and approves individuals qualified to serve as members of our Board and also evaluates the Board’s performance. In evaluating a prospective nominee, the Nominating and Governance Committee takes several factors into consideration, including such individual’s integrity, business skills, experience and judgment. The evaluation of director nominees by the Nominating and Governance Committee also takes into account the diversity of board members' background. The Nominating and Governance Committee also reviews whether a prospective nominee will meet the Company’s independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules. The Nominating and Governance Committee will consider, but is not required to approve, director nominations made by shareholders for any annual meeting of the

Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting and all other applicable requirements have been satisfied. The Nominating and Governance Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to ethical conduct. The Nominating and Governance Committee is comprised of independent members of the Board. The Nominating and Governance Committee has a written charter, a copy of which is available on the Company’s website at www.amtechsystems.com.
The Technology Strategy Committee held three (3) meetings during fiscal year 2013. The Technology Strategy Committee assists the Board of Directors in understanding and evaluating the Company’s technology strategy and evaluating potential acquisitions of new technology.
Board Leadership Structure
Mr. Whang, serves as the Company's Executive Chairman of the Board of Directors, while Mr. Pentinga serves as the Company's Chief Executive Officer (CEO). The Company does not have a policy regarding the combination or separation of the Chairman and CEO roles. The Company’s Nominating and Governance Committee retains flexibility for the Board to determine whether those roles should be combined or separated in light of prevailing circumstances. We believe that separating the roles of Chairman and CEO allows Mr. Whang to focus on strategic direction and external growth opportunities while Mr. Pentinga, in the role of CEO, focuses on the Company’s operations to transform and sustain innovation within the Company. We believe this enhances the ability of each to discharge his duties effectively. For these reasons, we believe our Board leadership structure is appropriate and is in the best interest of the Company and its shareholders.
The Board of Directors has not designated a lead independent director at this time. We believe that our committee chairmen have the opportunity to call and plan executive sessions collaboratively and, between meetings of the full Board of Directors, communicate with management and one another directly. Accordingly, we do not believe there is a need to designate a lead director at this time.
Board’s Role in Risk Oversight
The Company’s Board of Directors is actively engaged in the oversight of risks that could affect the Company, with key aspects of such oversight being conducted through the committees of the Board of Directors. The Audit Committee focuses on financial risks, primarily those that could arise from our accounting and financial reporting processes, and also oversees compliance-related legal and regulatory exposure. The Nominating and Governance Committee focuses on the management of risks associated with corporate governance matters, including board organization, membership and structure; management development; and appropriate approval and oversight mechanisms. The Compensation and Stock Option Committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.
While the committees of our Board of Directors are focused on the above specific areas of risk, the full Board of Directors retains responsibility for the general oversight of risk. Committee chairs are expected to provide periodic reports to the full Board of Directors regarding the risk considerations within each committee’s area of expertise. Periodic reports are provided to the Board of Directors or the appropriate committee by the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, at the annual management and Board planning meeting (normally near the end of the fiscal year), the general management and operating leadership of the Company's divisions and subsidiaries review, with the full Board, their individual assessment of business risks and their approach to manage those risks. The Board of Directors relies upon these reports, and its discussions relating to such reports, to enable it to understand the Company’s strategies for the identification, management and mitigation of risks. This enables the Board of Directors and its committees to coordinate its risk oversight role. The Board of Directors’ approach to risk oversight does not directly affect the leadership structure of our Board of Directors, as described above.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All other Comp. ($)	Total ($)

Jong S. Whang (2)	—	—	—	—
Fokko Pentinga (2)	—	—	—	—
Michael Garnreiter (3)	42,450	10,944	—	53,394
Alfred W. Giese (3)	38,675	10,944	—	49,619
Egbert J.G. Goudena (3)	23,925	10,944	—	34,869
Robert F. King (3)	40,150	10,944	—	51,094
____________________

(1)
Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions made by the Company when calculating such grant date fair value, refer to Note 1 to the Company’s consolidated financial statements as set forth in the Company’s Form 10-K filed December 11, 2013.

(2)	Directors who are full-time employees of our Company receive no additional compensation for serving as directors.

(3)
In June 2013, these directors received accelerated vesting of certain stock options. Fifty percent of options with an exercise price of $2.95 vested effective June 30, 2013, and the remainder of such options will continue to vest according to the original vesting schedule (one-third on each anniversary date of the original grant). All options with exercise prices of $7.98 per share vested effective June 30, 2013. In fiscal 2013, each of these directors received accelerated vesting of 3,000 stock options with an exercise price of $2.95 per share and 4,000 stock options with an exercise price of $7.98 per share.

Directors who are full-time employees of our Company receive no additional compensation for serving as directors. Prior to August 7, 2012, non-employee directors received an annual retainer of $16,000, fees of $2,000 per Board meeting attended in person, $750 per board meeting attended telephonically, $1,250 per Audit Committee meeting attended in person, $750 per Audit Committee meeting attended telephonically, $750 per Compensation and Stock Option Committee or Nominating and Governance Committee or Technology Strategy Committee meeting attended in person, and $500 per Compensation and Stock Option Committee or Nominating and Governance Committee or Technology Strategy Committee meeting attended telephonically. Effective August 7, 2012, all meeting fees were reduced by 10%. The 10% reduction in fees was maintained throughout fiscal 2013. The annual retainer was voluntarily reduced by between 10% and 63% by each of the board members. In addition to meeting fees, members of board committees receive compensation for time spent on work assigned by the committee. The rate of compensation for the work assignments is $100 per hour. In addition, under our Non-Employee Directors Stock Option Plan, each non-employee director currently receives a grant of options to purchase 6,000 shares of common stock, or such other number of shares as may be determined by the Board, when first elected or appointed to the Board, and 6,000 shares of common stock, or such other number of shares as may be determined by the Board, upon each re-election to the Board at our annual meeting of shareholders or at such other time as may be determined by the Board. The exercise price of the options is set at the fair market value of common stock on the date of grant. Each option has a term of ten years and becomes exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing for the two successive anniversaries thereafter. In the event of disability (as defined in the plan) or death of an outside director, all options remain exercisable for a period of 30 days following the date such person ceased to be a director, or such other date as may be determined by the Board, but only to the extent such options were exercisable on the date the director ceased to be a director. Furthermore, the director serving as the Chairman of the Audit Committee receives an annual retainer of $15,000. The director serving as the Chairman of the Technology Strategy Committee, the director serving as the Chairman of the Compensation and Stock Option Committee as well as the director serving as the Chairman of the Nominating and Governance Committee each receive an annual retainer of $6,000. During fiscal 2013, the retainers for each committee chair were reduced by 10%.
Compensation Committee Interlocks and Insider Participation
The Compensation and Stock Option Committee is presently comprised of Messrs. Michael Garnreiter, Alfred W. Giese, Egbert J.G. Goudena and Robert F. King, who are not officers or employees of the Company. No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation and Stock Option Committee and any member of any other company’s board of directors or compensation committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by the five executive officers whose compensation is disclosed in the compensation tables following this discussion. We refer to these executive officers as “named executive officers” or “NEOs”. Our named executive officers during fiscal year 2013 were:

•	Jong S. Whang Executive Chairman

•	Fokko Pentinga President and Chief Executive Officer

•	Bradley C. Anderson Executive Vice President and Chief Financial Officer

•	Robert T. Hass Vice President and Chief Accounting Officer

•	Jeong Mo Hwang Vice President and Chief Technology Officer
Commencing July 1, 2013, Robert T. Hass, former Chief Accounting Officer, and Jeong Mo Hwang, former Chief Technology Officer, were no longer NEOs, as the company eliminated the positions of Chief Accounting Officer and Chief Technology Officer as of that date.

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. In addition, we address the compensation paid or awarded during fiscal 2013 to our named executive officers.
Executive Summary
Recap of Fiscal Year 2013 Company Performance
We believe that the compensation of our executive officers should facilitate the achievement of annual corporate goals as well as the performance of long-term business objectives. The 2013 fiscal year remained challenging primarily because the solar industry is continuing to experience a structural imbalance between supply and demand. In addition, our major customers in the semiconductor industry entered into a down cycle for their capital equipment purchasing. These factors negatively impacted our results of operations. For fiscal 2013, we believe our executive compensation programs delivered payouts commensurate with the results of operations. The company reported a net loss for fiscal 2013 and no incentive bonuses were awarded to our NEOs. Effective July 1, 2013, the company eliminated the named executive officer positions of Chief Accounting Officer and Chief Technology Officer. Additionally, the remaining NEOs voluntarily reduced their base salaries by 20 to 30 percent. These reductions come one year after the fiscal 2012 salary reductions of 10 to 20 percent.
It is the responsibility of the Compensation and Stock Option Committee (“Compensation and Stock Option Committee” or “Compensation Committee”) of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives which are designed to appropriately drive corporate performance. Our Compensation Committee reviews and approves all of our compensation policies, relating to our named executive officers’ salaries, bonuses and equity incentive compensation.
At the Company's 2013 annual meeting of shareholders, we held a non-binding advisory shareholder vote on the compensation of our NEOs, commonly known as a say-on-pay vote. Our shareholders approved the say-on-pay resolution by a favorable vote of approximately 73% of the votes cast, including abstentions. Based upon our review of our compensation policies and based upon the results of the say-on-pay vote, we decided to retain our current approach to executive compensation.

Based upon a separate advisory vote on the frequency of the say-on-pay vote, shareholders indicated their preference for an annual advisory vote on the compensation of our NEOs. Taking into account the shareholders' vote, the Board of Directors determined that the Company will conduct a non-binding advisory vote to approve the compensation of the Company's NEOs on an annual basis. Therefore, a shareholder advisory vote on executive compensation will be held at the 2014 Annual Meeting.
Objectives of Our Executive Compensation Programs
Our compensation programs for our named executive officers are designed to achieve the following objectives:
•    attract and retain talented and experienced executives in our industry;
•    motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders by rewarding executives when shareholder value increases; and

•	motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.
We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.
Determining Executive Compensation
Our Compensation and Stock Option Committee establishes our general compensation policies and specific compensation for each of our executive officers, and administers our stock option program. Our Compensation and Stock Option Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. Our Compensation and Stock Option Committee was appointed by our Board of Directors, and consists entirely of independent, outside directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Our Compensation and Stock Option Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by our Compensation and Stock Option Committee. Our Compensation and Stock Option Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.
Our Compensation and Stock Option Committee’s objective is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals, which are essential to our long-term success and growth in shareholder value.
Elements of Our Executive Compensation Programs
Our executive compensation package for the fiscal year ended September 30, 2013 consisted of three main components: base salary, incentive cash bonuses and equity incentives. We believe it is important that the interests of our named executive officers are aligned with those of our shareholders; therefore, equity incentive compensation, in the form of stock options and restricted stock grants, constitutes a significant portion of our total executive compensation.
Within the context of the overall objectives of our compensation programs, the Compensation Committee determined the specific amounts of compensation to be paid to each of our executives in fiscal year 2013 based on a number of factors including:

•    the roles and responsibilities of our named executive officers;
•    the individual experience and skills of our named executive officers;
•    the amounts of compensation being paid to our other executives;
•    our named executive officers’ historical compensation at our company;
•    the overall benefits package provided to our named executive officers; and

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.
Annual Cash Compensation
Base Compensation
Our Compensation and Stock Option Committee’s approach is to offer our executives salaries competitive with those of other executives in the industry in which we operate. To that end, our Compensation and Stock Option Committee periodically evaluates the competitiveness of base salaries based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance and the performance of the individual executive. Salaries are adjusted to reflect individual roles and performance and may be adjusted at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among executive officers. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can serve as an effective reward for the executives’ overall performance.
Cash bonuses
In addition to base salary, our executives are eligible to receive annual cash incentive bonuses comprised of (i) discretionary cash bonuses determined by the Compensation and Stock Option Committee and (ii) bonuses earned under the Company’s non-equity incentive bonus plan.
The primary objectives of our discretionary bonuses and incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our shareholders’ and to enable us to attract and retain highly qualified individuals. After the close of each fiscal year, our Compensation and Stock Option Committee reviews our actual financial performance against the incentive bonus plan performance criteria for each executive in determining year-end incentive bonuses, if any. In addition, our Compensation and Stock Option Committee may recommend discretionary bonuses for particular contribution to the goals of the Company or where incentive bonuses do not adequately reflect the executive’s contributions during the year due to circumstances beyond the executive’s control.
Under our non-equity incentive bonus plan, participants can earn a target bonus equal to a specified percentage of their base salary by achieving 100% of pre-defined performance objectives. The participant’s bonus calculation is based upon achieving performance objectives established in each of the following categories: (i) bookings; (ii) revenue; (iii) gross margin; and (iv) operating profit. Objectives established for participants in these categories may be either at the corporate level, the operating division level or both. In addition, individual performance objectives may be established for certain participants. In order to be eligible for a bonus with respect to any of the above performance categories, the participant must achieve not less than 80% (90% in the case of gross margin) of the applicable performance objective. At these minimum levels, 20% of the bonus for the category is eligible for payment. The bonus calculation percentage with respect to any performance category increases by 4% (8% with respect to gross margin) for each 1% improvement in performance over the minimum level up to 100%, and by 1% (10% with respect to gross margin) for each 1%

improvement in performance over 100%, up to a maximum of 150% (200% with respect to gross margin) of the participant’s target bonus.
Mr. Whang’s target bonus for fiscal 2013 was 80% of his base salary, or $179,200; Mr. Pentinga’s target bonus for fiscal 2013 was 75% of his base salary, or $188,700; Mr. Anderson’s target bonus was 55% of his base salary, or $99,110. The bonuses of the named executive officers were calculated solely based upon the performance objectives at the corporate level. If fiscal 2013 performance was equivalent to 80% (90% with respect to gross margin) of performance objectives in all corporate performance categories, Mr. Whang’s bonus calculation would be $35,840, Mr. Pentinga’s bonus calculation would be $37,740, Mr. Anderson’s bonus calculation would be $19,822. If fiscal 2013 performance was 150% (110% with respect to gross margin) of performance objectives in all corporate performance categories, Mr. Whang’s bonus calculation would be $268,800, Mr. Pentinga’s bonus calculation would be $283,050 and Mr. Anderson’s bonus calculation would be $148,665.
Notwithstanding the calculation of any bonus amount under the fiscal 2013 bonus plan, (i) no bonuses would have been payable based on achievement of corporate level objectives if consolidated operating profit was less than 3% of net revenue; (ii) no bonuses would have been payable based on achievement of divisional level objectives if division operating profit (before corporate expense allocation) was less than 5% of net revenue; and (iii) all bonus payments were subject to the discretionary approval of our Compensation and Stock Option Committee.
For fiscal 2013, the Compensation and Stock Option Committee awarded no discretionary cash bonuses and no bonuses pursuant to the non-equity incentive bonus plan.
Equity incentive compensation
From time to time, we grant stock options and shares of restricted stock in order to provide certain of our executives with a competitive total compensation package, and to reward contributions to the Company's long-term success and to the commitment of such executives to the interests of the Company's shareholders. These equity incentive awards are in the form of stock options and restricted stock grants to align the interests of our executives with our shareholders by providing our executives with strong incentives to increase shareholder value. Our Board of Directors does not apply a rigid formula in allocating stock options or restricted stock to our named executive officers as a group or to any particular executive. Instead, our Board of Directors exercises its judgment and discretion and considers, among other things, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities, competitive factors, the non-equity compensation received by the executive and the total number of options and shares of restricted stock to be granted to all participants during the year.
Our Compensation and Stock Option Committee has discretion to determine the vesting schedule of the stock options and restricted period of the restricted stock granted under our 2007 Employee Stock Incentive Plan. The vesting period and restricted period provide added incentive for the executive to continue his or her employment with us.
In fiscal 2013, we granted options to purchase a total of 312,850 shares of common stock, of which options to purchase a total of 167,500 shares were granted to our named executive officers, representing 54% of all options granted in fiscal 2013. In fiscal 2013, we granted no shares of restricted stock. The number of stock options and shares of restricted stock granted to each executive is set forth in the “Grants of Plan-Based Awards” table below. The aggregate grant date fair value (calculated in accordance with FASB ASC Topic 718) with respect to such grants for each individual named executive officer is set forth in the column “Option Awards” and “Stock Awards” in the “Summary Compensation Table.” The exercise price of each stock option granted under our plan is based on the fair market value of our common stock on the grant date.
In fiscal 2013, the Compensation and Stock Option Committee approved the modification of outstanding stock options with exercise prices of $2.95, $6.15 and $7.98 per share. The modifications were as follows:

•
50% of options with an exercise price of $2.95 vested effective June 30, 2013, and the remainder of such options will continue to vest according to the original vesting schedule (25% on each anniversary date of the original grant).

•	All options with exercise prices of $6.15 and $7.98 per share vested effective June 30, 2013.

•	Mr. Whang received accelerated vesting of 25,000, 5,000 and 27,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Pentinga received accelerated vesting of 25,000, 2,500 and 63,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Anderson received accelerated vesting of 20,000, 2,500 and 12,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Hass received accelerated vesting of 6,251, 666 and 3,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Dr. Hwang received accelerated vesting of 7,500 and 3,750 options with exercise prices of $2.95 and $7.98 per share, respectively.

Benefits
All of our named executive officers are eligible to receive an automobile allowance as well as benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. Our Executive Chairman, Chief Executive Officer and our Vice President - Finance are eligible to participate in the Mayo Executive Health Plan. Our Chief Executive Officer participates in Pensioenfonds Metaal en Techniek, a multi-employer plan that generally covers all our employees in the Netherlands. Effective July 1, 2013, Mr. Whang and Mr. Anderson voluntarily suspended their automobile allowances. The compensation arrangements for Messieurs Hass and Hwang no longer include an automobile allowance. Consistent with our compensation philosophy is our intent to maintain our current benefits for our executive officers. Our Compensation and Stock Option Committee, in its discretion, may revise the named executive officers’ benefits if it deems it advisable.
Severance and change in control arrangements
Our executive chairman and chief executive officer have employment agreements that provide various benefits triggered by such employment-related actions as termination without cause, resignation with good reason and/or termination without cause following a change in control. See “Employment Agreement with Executive Chairman” and "Employment Agreement with Chief Executive Officer" below for a description of such provisions. Additionally, our chief financial officer has an agreement that provides for severance payments and change of control payments. See “Change of Control Agreement with Chief Financial Officer” below for a description of such provisions. Each of the employment agreements and change in control agreements has been amended to ensure compliance with Section 409A of the Internal Revenue Code.
In setting the terms of and determining whether to approve these severance and change in control arrangements, our Compensation Committee or Board of Directors, as applicable, recognized that executives often face challenges securing new employment following a termination of their existing employment and that distractions created by uncertain job security may have a detrimental impact on their performance. None of these benefits are triggered by a change in control if our named executive officer’s employment is terminated for cause.
Effect of accounting treatment on compensation decisions
In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. For example, we may utilize restricted stock as forms of equity compensation incentives in response to changes in the accounting treatment of equity awards. While we consider the applicable accounting and tax treatment, these factors alone are not determinative, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Compensation Committee Report
REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
The Compensation and Stock Option Committee, which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company, and specific compensation for each executive officer of the Company, and administers the Company’s stock option program.
The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis included above with management and based on such review and discussions the Compensation and Stock Option Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

RESPECTFULLY SUBMITTED, Robert F. King, Chairman Michael Garnreiter Alfred W. Giese Egbert J.G. Goudena

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation for services rendered to Amtech during the fiscal years ended September 30, 2013, 2012 and 2011 by our named executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2) (12)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Jong S. Whang	2013	299,692	—	—	91,200	—	28,751	(6)	419,643
Executive Chairman	2012	383,077	—	146,297	181,480	—	36,159	(7)	747,013
and Director	2011	386,539	—	230,394	287,118	409,600	36,159	(7)	1,349,810
Fokko Pentinga	2013	300,692	—	—	91,200	—	61,301	(10)	453,193
Chief Executive	2012	340,613	—	119,700	420,699	—	80,240	(10)	961,252
Officer and Director	2011	309,951	100,000	201,606	251,222	257,920	75,895	(10)	1,196,594
Bradley C. Anderson	2013	215,719	—	—	72,960	—	14,435	(8)	303,114
Chief Financial	2012	257,291	—	66,497	82,492	—	18,050	(8)	424,330
Officer	2011	260,315	—	100,794	125,616	186,560	17,350	(8)	690,635
Robert T. Hass	2013	138,615	—	—	22,800	—	10,300	(9)	171,715
Chief Accounting	2012	166,404	—	19,950	24,747	—	14,310	(9)	225,411
Officer (4)	2011	165,477	—	11,526	14,352	65,280	13,853	(9)	270,488
Jeong Mo Hwang	2013	138,615	—	—	27,360	—	10,964	(11)	176,939
Chief Technology	2012	166,404	—	19,950	24,747	—	18,911	(11)	230,012
Officer (5)	2011	69,354	—	—	53,834	29,898	2,692	(11)	155,778
____________________

(1)	Represents discretionary cash bonus awarded to Mr. Pentinga on November 11, 2011 for fiscal year 2011. No discretionary cash bonuses were awarded for fiscal years 2013 or 2012 performance.

(2)
Amounts represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. For a description of the assumptions made by the Company when calculating such grant date fair value, refer to Note 1 to the Company’s Consolidated Financial Statements as set forth in the Company’s Form 10-K filed December 11, 2013. The number of stock awards and option awards is based upon performance in the prior fiscal year. The 2012 option awards for Mr. Pentinga include a grant of 55,000 options in recognition of his appointment to the position of Chief Executive Officer.

(3)
On November 11, 2011, the Board of Directors, based upon the recommendation of the Compensation and Stock Option Committee, awarded non-equity incentive plan compensation to executives for their fiscal 2011 performance in the amounts indicated. There were no discretionary cash bonuses and no non-equity incentive plan compensation awarded for fiscal years' 2013 or 2012 performance.

(4)	Effective June 5, 2013, the position of Chief Accounting Officer was eliminated. Mr. Hass' compensation package and work schedule were adjusted to reflect the change in responsibilities.

(5)
Jeong Mo Hwang was hired on April 20, 2011. All figures represent compensation from that date. Effective June 5, 2013, the position of Chief Technology Officer was eliminated. Dr. Hwang's compensation package and work schedule were adjusted to reflect the change in responsibilities.

(6)	Amount represents car allowance of $14,192, $10,809 of life insurance premiums paid by the Company for which Mr. Whang’s spouse is the beneficiary and Company match under the 401(k) plan of $3,750.

(7)	Amount represents car allowance of $18,000, $10,809 of life insurance premiums paid by the Company for which Mr. Whang’s spouse is the beneficiary and Company match under the 401(k) plan of $7,350.

(8)
Represents Company match under the 2011, 2012 and 2013 401(k) plan of $7,350, $7,350 and $3,750, respectively, and car allowance for 2011, 2012 and 2013 of $10,000, $10,000 and $7,885, respectively. Fiscal 2012 and 2013 amounts also include $700 and $2,800 of travel incentive payments.

(9)
Represents Company match under the 2011, 2012 and 2013 401(k) plan of $6,853, $7,310 and $2,681, respectively, and car allowance of $7,000, $7,000 and $5,519 in fiscal years 2011, 2012 and 2013, respectively. Fiscal 2013 amount also includes $2,100 of travel incentive payments.

(10)
Represents Company contribution under the 2011, 2012 and 2013 Netherlands pension plan of $33,090, $39,679 and $27,824, respectively, and other (primarily car allowance) of $42,804, $40,561 and $33,477 in fiscal year 2011, 2012 and 2013, respectively.

(11)
Represents Company match under the 2012 and 2013 401(k) plan of $4,561 and $2,645, respectively, car allowance of $2,692, $7,000 and $5,519 for fiscal 2011, 2012 and 2013, respectively, and travel incentive payments of $7,350 and $2,800 in fiscal 2012 and 2013, respectively.

(12)
In June 2013, the executive officers voluntarily cancelled certain outstanding stock options. Mr Whang voluntarily cancelled 30,000 options with an exercise price of $14.79 and 26,667 options with an exercise price of $17.12. Mr. Pentinga voluntarily cancelled 3,125 options with an exercise price of $14.79 and 23,333 options with an exercise price of $17.12. Mr. Anderson voluntarily cancelled 15,000 options with an exercise price of $14.79 and 11,667 options with an exercise price of $17.12. Mr. Hass voluntarily cancelled 5,000 options with an exercise price of $14.79 and 1,333 options with an exercise price of $17.12. Dr. Hwang voluntarily cancelled 5,000 options with an exercise price of $17.12. Also in June 2013, the Board of Directors, based upon the recommendation of the Compensation and Stock Option Committee, accelerated the vesting of certain outstanding option awards.

•
50% of options with an exercise price of $2.95 vested effective June 30, 2013, and the remainder of such options will continue to vest according to the original vesting schedule (25% on each anniversary date of the original grant).

•	All options with exercise prices of $6.15 and $7.98 per share vested effective June 30, 2013.

•	Mr. Whang received accelerated vesting of 25,000, 5,000 and 27,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Pentinga received accelerated vesting of 25,000, 2,500 and 63,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Anderson received accelerated vesting of 20,000, 2,500 and 12,500 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Mr. Hass received accelerated vesting of 6,251, 666 and 3,750 options with exercise prices of $2.95, $6.15 and $7.98 per share, respectively.

•	Dr. Hwang received accelerated vesting of 7,500 and 3,750 options with exercise prices of $2.95 and $7.98 per share, respectively.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth grants of plan-based awards made to our named executive officers in fiscal 2013 and related fair value compensation for fiscal 2013:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date (1)	Date Grant Approved by Board (1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Options Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Jong S. Whang	12/11/2012	12/11/2012	$35,840	$179,200	$268,800	—	50,000	$2.95	$91,200
Fokko Pentinga	12/11/2012	12/11/2012	$37,740	$188,700	$283,050	—	50,000	$2.95	$91,200
Bradley C. Anderson	12/11/2012	12/11/2012	$19,822	$99,110	$148,665	—	40,000	$2.95	$72,960
Robert T. Hass	12/11/2012	12/11/2012	—	—	—	—	12,500	$2.95	$22,800
Jeong Mo Hwang	12/11/2012	12/11/2012	—	—	—	—	15,000	$2.95	$27,360

(1)
The stock and option awards listed above vest in five (5) installments; 50% on June 30, 2013 and the remaining four (4) installments in equal amounts on each of the first four anniversaries of the date of grant.

(2)	The exercise price is equal to the closing price of the Company's Common Stock on the day before the grant.

(3)	See Stock-Based Compensation under Note 1 to the consolidated financial statements included in our Form 10-K filed December 11, 2013 for the assumptions used to value equity based compensation.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding grants of plan-based option awards held by our named executive officers as of September 30, 2013:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that have Not Vested ($)
Jong S. Whang	30,000	—		$6.90	12/8/2016
	60,000	—		$3.80	12/9/2018
	20,000	—		$6.15	11/20/2019
	7,500	2,500	(1)	$10.64	8/6/2020
	36,667	—		$7.98	12/15/2021
	25,000	25,000	(2)	$2.95	12/11/2022
						24,165	(3)	$176,405
Fokko Pentinga	18,750	—		$3.80	12/9/2018
	10,000	—		$6.15	11/20/2019
	5,001	1,666	(1)	$10.64	8/6/2020
	85,000	—		$7.98	12/15/2021
	25,000	25,000	(2)	$2.95	12/11/2022
						19,166	(4)	$139,912
Bradley C. Anderson	10,000	—		$8.51	4/24/2016
	5,000	—		$6.90	12/8/2016
	15,000	—		$7.30	2/19/2017
	15,000	—		$3.80	12/9/2018
	7,500	—		$6.15	11/20/2019
	3,750	1,250	(1)	$10.64	8/6/2020
	16,667	—		$7.98	12/15/2021
	20,000	20,000	(2)	$2.95	12/11/2022
						11,040	(5)	$80,592
Robert T. Hass	5,000	—		$6.90	12/8/2016
	9,000	—		$3.80	12/9/2018
	2,667	—		$6.15	11/20/2019
	1,000	333	(1)	$10.64	8/6/2020
	5,000	—		$7.98	12/15/2021
	6,250	6,250	(2)	$2.95	12/1/2022

						2,707	(6)	$19,761
Jeong Mo Hwang	4,020	—		$5.01	6/25/2019
	5,000	—		$6.15	11/20/2019
	5,000	—		$7.98	12/15/2021
	7,500	7,500	(2)	$2.95	12/11/2022
						1,875	(7)	$13,688

(1)	Unvested option awards will vest on August 6, 2014.

(2)	Unvested option awards will vest in equal installments on the first through fourth anniversaries of the December 11, 2012 grant date.

(3)
Mr. Whang's restricted stock awards will vest as follows - 5,833 in November 2013; 4,583 in December 2013; 1,250 in August 2014; 3,333 in November 2014; 4,583 in December 2014 and 4,583 in December 2015.

(4)
Mr. Pentinga's restricted stock awards will vest as follows - 4,167 in November 2013; 3,750 in December 2013; 833 in August 2014; 2,916 in November 2014; 3,750 in December 2014 and 3,750 in December 2015.

(5)
Mr. Anderson's restricted stock awards will vest as follows - 2,708 in November 2013; 2,083 in December 2013; 625 in August 2014; 1,458 in November 2014; 2,083 in December 2014 and 2,083 in December 2015.

(6)	Mr. Hass' restricted stock awards will vest as follows - 499 in November 2013; 625 in December 2013; 167 in August 2014; 166 in November 2014; 625 in December 2014 and 625 in December 2015.

(7)	Dr. Hwang's restricted stock awards will vest equally on the second, third and fourth anniversary of the December 15, 2011 grant date.

Option Exercises and Stock Vested
The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2013, which ended on September 30, 2013.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jong S. Whang	—	—	24,167	75,551
Fokko Pentinga	—	—	10,625	34,616
Bradley C. Anderson	—	—	7,917	25,638
Robert T. Hass	—	—	3,292	10,234
Jeong Mo Hwang	—	—	625	1,875

(1)
The value realized equals the difference between the option exercise price and the fair market value of Amtech common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of Amtech common stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits
Our Chief Executive Officer is a participant in Pensioenfonds Metaal en Techniek, a multi-employer pension plan that covers our employees in the Netherlands. None of our other named executive officers receive pension benefits.

Nonqualified Deferred Compensation
None of our named executive officers receive nonqualified deferred compensation benefits.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
Employment Agreement with Executive Chairman
On February 9, 2012, we entered into a Second Amended and Restated Employment Agreement with Jong S. Whang, our executive chairman. Below is a summary of the terms and conditions of Mr. Whang’s employment agreement.
Term
Mr. Whang’s employment agreement provides for an employment period commencing on the date of the employment agreement and continuing for an initial term of three years. Thereafter, the employment period will continue for successive one-year terms unless either we or Mr. Whang provides written notice of termination of the employment period at least 120 days prior to the end of any given term. If Mr. Whang remains in the full-time employ of our company beyond the employment period without any written agreement, his employment agreement will be deemed to continue on a month to month basis and either party will have the right to terminate the employment agreement at the end of any ensuing calendar month with written notice of at least 30 days.
Base Salary
Pursuant to his employment agreement, Mr. Whang receives a base salary of $400,000 per annum, which base salary shall be reviewed on an annual basis by our Compensation and Stock Option Committee and can be increased, but not decreased below $350,000, at the discretion of our Compensation and Stock Option Committee. Effective July 1, 2013, Mr. Whang voluntarily reduced his annual salary to $224,000.
Incentive Compensation
Mr. Whang is also entitled to an annual cash bonus for each fiscal year that will be determined in accordance with an annual bonus plan adopted by our Compensation and Stock Option Committee. The annual bonus plan may not be any less favorable to Mr. Whang than the bonus plan for fiscal 2010 that was adopted by our Compensation and Stock Option Committee on December 21, 2009. The terms of Mr. Whang’s 2010 bonus plan are described above in more detail in the section “Annual Cash Compensation” under the caption "Cash Bonuses".
Stock Options
Pursuant to Mr. Whang’s employment agreement, any currently outstanding options held by Mr. Whang will remain in full force and effect in accordance with our stock option plans and applicable stock option agreements. Mr. Whang will also be issued an annual grant of stock options by our Compensation and Stock Option Committee within 90 days after the end of each fiscal year during his employment period. All of the options granted to Mr. Whang will be incentive stock options within the meaning of the Internal Revenue Code of 1986, or if they do not qualify as incentive stock options, they will be non-qualified stock options. The amount and terms of the grants will be determined by our Compensation and Stock Option Committee, but may not be any less favorable to Mr. Whang than the terms of the options previously granted to Mr. Whang on November 20, 2009.
Benefits
Mr. Whang will be entitled to receive from our Company such employee benefits as are provided to other executive officers of the Company, including family medical, dental, vision, disability and life insurance, and participation in pension and retirement plans, incentive compensation plans, stock option plans, Company-sponsored welfare benefit plans for disability and life insurance and other benefit plans. We will provide Mr. Whang with an annual automobile allowance of not less than $14,000 (annual allowance is currently $18,000), a life insurance policy in the face amount of $500,000 and such other benefits as we may deem appropriate from time to time. Effective July 1, 2013, Mr. Whang voluntarily suspended, for an indefinite period of time, his annual auto allowance.

Termination
Mr. Whang’s employment is “at will” and either we or Mr. Whang can terminate his employment agreement at any time, with or without “cause” or “good reason” (as those terms are defined in Mr. Whang’s employment agreement), upon 30 days written notice. Mr. Whang’s employment agreement can also be terminated by us due to the disability of Mr. Whang after at least 30 days’ written notice by us of our intention to terminate his employment.
Severance
If we terminate the employment of Mr. Whang against his will and without cause (including by giving notice of termination of his employment agreement as described above), or if Mr. Whang terminates his employment for good reason, Mr. Whang is entitled to receive salary, incentive compensation and vacation accrued through the date of termination, plus (i) an amount equal to Mr. Whang’s base salary in effect on the date of termination for the remainder of the initial three-year term or two years, whichever is greater. (which, would be up to $1,200,000 if terminated during the first year of the term, or $800,000 if terminated after the first year of the term); (ii) an amount equal to the maximum amount of incentive compensation he could earn for the fiscal year in which the termination occurs; and (iii) full vesting of all outstanding stock options and restricted stock held by Mr. Whang. The value of Mr. Whang’s unvested stock options and unvested restricted stock at September 30, 2013 was approximately $285,000. If Mr. Whang voluntarily terminates his employment other than for good reason, if we terminate Mr. Whang’s employment for cause, or if Mr. Whang’s employment is terminated due to his death or disability, Mr. Whang will be entitled to receive salary and accrued vacation through the date of termination only. However, in the event Mr. Whang’s employment is terminated due to his death or disability, he will also be entitled to receive (i) a pro-rata portion of the amount of incentive compensation he would earn for the fiscal year in which the termination occurs if the results of operations of Amtech for such fiscal year were annualized, and (ii) full vesting of all outstanding stock options and restricted stock held by him.
On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Options Committee of the Board of Directors, agreed to amend the change in control provisions of Mr. Whang's employment agreement to establish the base salary, for purposes of calculating the applicable termination payment, as $400,000.
Post-Employment Consulting
Mr. Whang’s employment agreement provides that upon termination of Mr. Whang against his will and without cause (including by giving notice of termination of his employment agreement as described above), or by Mr. Whang for good reason, for a period of two (2) years following the date of such termination, (i) Mr. Whang will make himself available for an average of 20 hours per week in order to consult with the Company in such manner and on such matters as the Company shall reasonably request, (ii) Mr. Whang will make himself available to serve on the Board of Directors of the Company, and (iii) in consideration for Mr. Whang’s agreement to perform such services, the Company will (A) pay Mr. Whang an annual amount equal to 40% of his base salary in effect on the date he was terminated and (B) include Mr. Whang in the Company’s family medical, dental and vision insurance plans, or, if Mr. Whang’s inclusion in such plans is not permitted, provide substantially the same benefits to the Mr. Whang at the Company’s expense.
Noncompetition
Mr. Whang agreed that during the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries. He also agreed that for a period of two years after the end of the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries and he would not own, directly or indirectly, more than a 5% interest in entities which compete with us or our subsidiaries.
Change in Control

In the event that Mr. Whang’s employment with us is terminated either (i) by us for any reason other than for cause during a “pending change in control” (as that term is defined in Mr. Whang’s employment agreement) of our Company or within one year following the occurrence of a “change in control” (as that term is defined in Mr. Whang’s employment agreement), or (ii) by Mr. Whang for good reason within one year following the occurrence of a change in control of our Company, then Mr. Whang will be entitled to receive within 30 days of the date of termination of his employment (provided, however, if such 30 day period begins in one calendar year and ends in another calendar year, Mr. Whang will not have the right to designate the calendar year of payment), in lieu of the severance payment otherwise payable, (i) an amount equal to three years of his base salary in effect on the date of termination of his employment, (ii) the maximum amount of the incentive compensation which he could earn for the fiscal year in which the termination occurs, and (iii) full vesting of all outstanding stock options and restricted stock he holds.
Employment Agreement with Chief Executive Officer
On June 29, 2012, we entered into an Employment Agreement with Fokko Pentinga, our chief executive officer. Below is a summary of the terms and conditions of Mr. Pentinga's employment agreement.
Term
Mr. Pentinga's employment agreement provides for an employment period commencing on the date of the employment agreement and continuing for an indefinite period as required by Dutch statutory employment law.
Base Salary
Pursuant to his employment agreement, Mr. Pentinga receives a base salary of $370,000 (€284,310, the euro equivalent on the date Mr. Pentinga was promoted to Chief Executive Officer) per annum, which base salary shall be reviewed on an annual basis by our Compensation and Stock Option Committee and can be increased, but not decreased below $370,000, at the discretion of our Compensation and Stock Option Committee. Effective July 1, 2013, Mr. Pentinga voluntarily reduced his annual salary to $251,600 (€193,330). His salary is paid partially in euros and partially in U.S. dollars depending on where he performs his work.
Incentive Compensation
Mr. Pentinga is also entitled to an annual cash bonus for each fiscal year that will be determined in accordance with an annual bonus plan adopted by our Compensation and Stock Option Committee. The annual bonus plan may not be any less favorable to Mr. Pentinga than the bonus plan for fiscal 2012 that was adopted by our Compensation and Stock Option Committee on December 15, 2011. The terms of Mr. Pentinga's 2013 bonus plan are described above in more detail in the section “Annual Cash Compensation,” under the caption “Cash Bonuses.”
Stock Options
Pursuant to Mr. Pentinga's employment agreement, any currently outstanding options held by Mr. Pentinga will remain in full force and effect in accordance with our stock option plans and applicable stock option agreements. Mr. Pentinga will also be issued an annual grant of stock options by our Compensation and Stock Option Committee within 90 days after the end of each fiscal year during his employment period. All of the options granted to Mr. Pentinga will be non-qualified stock options within the meaning of the Internal Revenue Code of 1986.
Benefits
Mr. Pentinga will be entitled to receive from our Company such employee benefits as are provided to other management level employees in his country of domicile (i.e. the Netherlands), including disability and life insurance, and participation in pension and retirement plans, incentive compensation plans, stock option plans, disability and life insurance and other benefit plans. We will provide Mr. Pentinga with a leased automobile at a cost of not more than €29,500 and such other benefits as we may deem appropriate from time to time.

Termination
Either we or Mr. Pentinga can terminate his employment agreement with prior written notice of termination given in accordance with Dutch statutory employment law, including observance of the Dutch statutory notice period, or by mutual agreement, or by the Company at any time for cause, as defined in the agremeent. Mr. Pentinga's employment agreement can also be terminated by us due to the disability of Mr. Pentinga after meeting the requirements of Dutch statutory employment law.
Severance
If we terminate the employment of Mr. Pentinga against his will and without cause (including by giving notice of termination of his employment agreement as described above), or if Mr. Pentinga terminates his employment for good reason, Mr. Pentinga is entitled to receive salary, incentive compensation and vacation accrued through the date of termination, plus (i) an amount equal to Mr. Pentinga's base salary in effect on the date of termination for two years, which, amounts to $740,000 (€568,618); (ii) an amount equal to the maximum amount of incentive compensation he could earn for the fiscal year in which the termination occurs; and (iii) full vesting of all outstanding stock options and restricted stock held by Mr. Pentinga. The value of Mr. Pentinga's unvested stock options and unvested restricted stock at September 30, 2013 was approximately $249,000.
On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Options Committee of the Board of Directors, agreed to amend the change in control provisions of Mr. Pentinga's employment agreement to establish the base salary, for purposes of calculating the applicable termination payment, as $370,000.
If Mr. Pentinga voluntarily terminates his employment other than for good reason, if we terminate Mr. Pentinga's employment for cause, or if Mr. Pentinga's employment is terminated due to his death or disability, Mr. Pentinga will be entitled to receive salary and accrued vacation through the date of termination. In addition, if we terminate Mr. Pentinga's employment due to disability as a result of his becoming incapacitated as defined in the Dutch Civil Code, Mr. Pentinga will be entitled to 70% of the maximum daily social wage for a maximum of 52 weeks, which would total approximately $46,000. However, in the event Mr. Pentinga's employment is terminated due to his death or disability, he will also be entitled to receive (i) a pro-rata portion of the amount of incentive compensation he would earn for the fiscal year in which the termination occurs if the results of operations of Amtech for such fiscal year were annualized, and (ii) full vesting of all outstanding stock options and restricted stock held by him.
Noncompetition
Mr. Pentinga agreed that during the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries. He also agreed that for a period of two years after the end of the term of his employment agreement he would not engage in certain activities in which he would be competing with us or our subsidiaries and he would not own, directly or indirectly, more than a 5% interest in entities which compete with us or our subsidiaries.
Change in Control
In the event that Mr. Pentinga's employment with us is terminated either (i) by us for any reason other than for cause during a “pending change in control” (as that term is defined in Mr. Pentinga's employment agreement) of our Company or within one year following the occurrence of a “change in control” (as that term is defined in Mr. Pentinga's employment agreement), or (ii) by Mr. Pentinga for good reason within one year following the occurrence of a change in control of our Company, then Mr. Pentinga will be entitled to receive within 30 days of the date of termination of his employment (provided, however, if such 30 day period begins in one calendar year and ends in another calendar year, Mr. Pentinga will not have the right to designate the calendar year of payment), in lieu of the severance payment otherwise payable, (i) an amount equal to two years of his base salary in effect on the date of termination of his employment, (ii) the maximum amount of the incentive compensation which he could earn for the fiscal year in which the termination occurs, and (iii) full vesting of all outstanding stock options and restricted stock he holds.

Change of Control Agreement with Chief Financial Officer
On March 10, 2008, we entered into a Change of Control Severance Agreement with Bradley C. Anderson, our chief financial officer. Below is a summary of the terms and conditions of the agreement.
Term
The term of the agreement with Mr. Anderson commenced on March 10, 2008, and continues for an initial term of three years. Thereafter, the employment period will continue for successive one-year terms unless either we or Mr. Anderson provides written notice of termination of the employment period at least 120 days prior to the end of any given term.
Change in Control
In the event that Mr. Anderson’s employment with us is terminated (other than as a consequence of death or disability) either (i) by us for any reason other than for cause during a “pending change in control” (as the term is defined in Mr. Anderson’s change of control agreement) or within one year following the occurrence of a “change in control” (as the term is defined in Mr. Anderson’s change of control agreement), or (ii) by Mr. Anderson for good reason within one year following the occurrence of a change in control, then Mr. Anderson will be entitled to receive from the Company the following: (i) an amount equal to $530,000; (ii) the maximum amount of the incentive compensation which he could earn for the fiscal year in which the termination occurs; and (iii) full vesting of all outstanding stock options and restricted stock he holds. The value of Mr. Anderson’s unvested stock options and unvested restricted stock at September 30, 2013 was approximately $168,000.
On June 28, 2013, the Board of Directors, following the recommendation of the Company's Compensation and Options Committee of the Board of Directors, agreed to amend the change in control agreement with Mr. Anderson to establish the base salary, for purposes of calculating the applicable termination payment, at $265,000.
Other Compensatory Arrangements
On December 12, 2013, the Compensation and Stock Option Committee approved to continue the voluntary salary reductions for its executive officers for calendar year 2014 at the following annual salary levels: (i) Jong S. Whang, the Company’s Executive Chairman and Chairman of the Board, $224,000; (ii) Fokko Pentinga, the Company’s President and Chief Executive Officer, $251,600 (which salary will be paid, in part, in Euros based upon the exchange rate in effect as of December 17, 2010); (iii) Bradley C. Anderson, the Company’s Executive Vice President—Finance and Chief Financial Officer, $180,200. In addition, the Compensation Committee approved to continue the car allowance of €29,500 per year for Mr. Pentinga. The Compensation Committee also approved the voluntary suspension, for an indefinite period of time, of the car allowances for Mr. Whang and Mr. Anderson.
On December 12, 2013, the Compensation and Stock Option Committee also approved stock options to purchase 50,000, 50,000 and 35,406 shares for Mr. Whang, Mr. Pentinga and Mr. Anderson, respectively. A portion of the grant, 15,000 shares each for Messrs. Whang, Pentinga, and Anderson, is subject to shareholder approval of an amendment to the 2007 Employee Stock Incentive Plan of Amtech Systems, Inc. at the 2014 Annual Meeting of Shareholders. Each of the options granted has an exercise price of $7.01 (the closing price of Amtech common stock on December 11, 2013). The options expire ten years from the date of grant and will vest in four (4) equal annual installments beginning on first anniversary of the date of grant.
Compensation Policies and Practices as Related to Risk Management
The Compensation and Stock Option Committee does not believe the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation and Stock Option Committee has determined that the Company’s executive compensation program does not encourage unnecessary or excessive risk taking as a result of the following factors:

•	As discussed elsewhere in this Proxy Statement, our executive officer compensation includes a balanced mix of cash and equity.

•	Base salaries do not encourage risk taking as they are fixed in amount.

•
Performance-based cash bonus awards under the non-equity incentive plan focus on achievement of short-term or annual goals. Although this may seem to encourage the taking of short-term risks at the expense of long-term results, these bonuses in actuality represent only a portion of the executive officers’ total compensation opportunities, and the Compensation and Stock Option Committee believes that the non-equity incentive plan awards appropriately balance risk and the desire to focus executives on specific short-term individual and financial goals important to the Company’s success.

•
Discretionary cash bonuses are awarded at the discretion of the Compensation and Stock Option Committee, which allows the Compensation and Stock Option Committee to evaluate whether the executives are engaging in activities that create risks prior to awarding any such cash bonuses. This discretion mitigates the likelihood that executives will engage in activities that create risk, and allows the Compensation and Stock Option Committee the ability to refrain from rewarding any such risk-taking.

•
Compensation provided to the executive officers in the form of long-term equity awards is important to help further align executives’ interests with those of the Company’s shareholders. The Compensation and Stock Option Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price over the long-term. In addition, the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by our Board of Directors on January 12, 2012, a copy of which is available on the Company’s website at www.amtechsystems.com, the Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the Company’s auditors information relating to the auditors’ judgments about the quality of the Company’s accounting practices, recommending to our Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and activities.
The Board of Directors annually reviews the independence of the Audit Committee members in view of FINRA’s listing standards’ and the SEC’s definitions of independence for audit committee members. The Board has determined that each of the members of the Audit Committee meets those definitions and standards. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Michael Garnreiter, has financial management expertise as required by NASDAQ’s rules and meets the SEC’s definition of an “audit committee financial expert.”
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee meets regularly with the independent accountants without management present and also meets in executive session without any others present. The Audit Committee has reviewed the Company’s consolidated financial statements for the fiscal year ended September 30, 2013, as audited by its independent auditors, Mayer Hoffman McCann P.C. (“Mayer Hoffman”), and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Mayer Hoffman the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from Mayer Hoffman required by applicable requirements of the Public Company Accounting Oversight Board regarding Mayer Hoffman’s communications with the Audit Committee concerning independence and has discussed with Mayer Hoffman its independence.
Based upon the foregoing review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended September 30, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

RESPECTFULLY SUBMITTED, Michael Garnreiter, Chairman Alfred W. Giese Robert F. King
PRE-APPROVAL POLICY
In March 2008, the Audit Committee adopted a Pre-Approval Policy (the “Policy”) governing the approval of all audit and non-audit services performed by the Company’s independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.
According to the Policy, the Audit Committee will annually review and pre-approve the types of services, and will set a limit on the fees for such services, that may be provided by the independent auditor during the following year. The Policy specifically describes the annual audit services and fees, other services that are audit-related, the preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit

Committee. The term of any general pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval. For the fiscal years ended September 30, 2012 and 2013, all services rendered by the Company’s independent auditors were pre-approved by the Audit Committee pursuant to the pre-approval Policy.
The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
DISCLOSURE OF AUDIT AND NON-AUDIT FEES
The following table sets forth the fees billed to us by our independent auditors for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements for the fiscal years ended September 30, 2013 and 2012, and fees billed during those fiscal years for (i) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (ii) services rendered in connection with tax compliance, tax advice and tax planning, and (iii) all other fees for services rendered.
Our independent auditors, Mayer Hoffman McCann P.C. (MHM) leases substantially all of its personnel, who work under the control of MHM shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

	Year Ended	Year Ended
	Sept. 30, 2013	Sept. 30, 2012
Audit Fees (1)	$392,153	$441,011
Audit-Related Fees (2)	29,977	17,771
Total Fees	$422,130	$458,782
_________________________

(1)
Annual audit and review of financial statements included in the Company’s reports on Form 10-Q and Form 10-K, including an audit of the Company’s internal control over financial reporting, and services normally provided by the auditors in connection with statutory and regulatory filings.

(2)	Consists primarily of assurance services related to the legal restructure of operations in The Netherlands.
CODE OF ETHICS
The Board of Directors has adopted a Code of Ethics for all employees of the Company, as recommended by the Nominating and Governance Committee. A copy of this Code of Ethics may be viewed on our website (www.amtechsystems.com), or obtained at no charge by written request to the Company’s Corporate Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We had no transactions during fiscal 2013, nor are any transactions currently proposed, with any director, director nominee, executive officer, security holder known to us to own of record or beneficially more than 5% of the common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $120,000.
The policy of the Board is for it, or one of its committees, to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction. Any Board member who has any interest (actual or perceived) will not be involved in the consideration of Directors.
For purposes of the policy, a “related person transaction” is any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.
In determining whether a related person transaction will be approved or ratified, the Board, or committee, will consider a multitude of factors including (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 21, 2014, by (i) each director and executive officer of Amtech, including the named executive officers, (ii) all executive officers and directors of Amtech as a group. The information included in the tables below was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address (1) (2)	No. of Shares of Common Stock Beneficially Held (3)		Percent of Common Stock Ownership (3)
Officers and Directors:
Jong S. Whang	187,696	(4)	1.9%
Fokko Pentinga	144,197	(5)	1.4%
Bradley C. Anderson	76,726	(6)	*
Michael Garnreiter	31,000	(7)	*
Alfred W. Giese	14,970	(8)	*
Egbert J. G. Goudena	28,000	(9)	*
Robert F. King	38,000	(10)	*
Director and Officer Total (7 people)	520,589	(11)	5.3%
______________________
*Less than 1%.

(1)	The address for each person listed in this table is c/o Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281.

(2)
Mr. Whang is our Executive Chairman and Chairman of the Board of Directors. Mr. Pentinga is our President and CEO and is a director. Mr. Anderson is our Executive Vice President-Chief Financial Officer, Treasurer and Secretary. Messrs. Garnreiter, Giese, Goudena and King are directors of Amtech.

(3)
Based on 9,841,363 shares of common stock outstanding as of March 21, 2014. The share amounts and percentages shown include shares of common stock actually owned as of March 21, 2014, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of common stock that the identified person had the right to acquire within 60 days of March 21, 2014, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(4)	Includes 94,167 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(5)	Includes 128,750 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(6)	Includes 42,919 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(7)	Includes 31,000 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(8)	Includes 13,450 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(9)	Includes 21,000 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(10)	Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

(11)	Includes 361,286 shares issuable upon exercise of options exercisable within 60 days of March 21, 2014.

The following table sets forth certain information concerning the beneficial ownership of our common stock based on information received by the Company as of March 21, 2014, by each person known by us to be the beneficial owner of more than 5% of our common stock based on such filings.

Name and Address	No. of Shares of Common Stock Beneficially Held (1)		Percent of Common Stock Ownership (1)
5% Shareholders
Leslie J. Schreyer, as Trustee FBO the issue of Jonathan D. Sackler	791,750	(2)	8%
______________________

(1)
Based on 9,841,363 shares of common stock outstanding as of March 21, 2014. The share amounts and percentages shown include shares of common stock actually owned as of March 21, 2014, and shares of common stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of common stock that the identified person had the right to acquire within 60 days of March 21, 2014, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(2)
Leslie J. Schreyer is Trustee under a Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler. Represents shares held in the Trust, for which Leslie J. Schreyer serves as sole Trustee. Leslie J. Schreyer has no pecuniary interest in the shares held by the Trust.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of our outstanding Common Stock, to file certain reports of ownership with the SEC within specified time periods. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on our review of such forms received by us during the fiscal year ended September 30, 2013, or written representations from certain reporting persons, we believe that between October 1, 2012 and September 30, 2013, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

PROPOSAL NO. 2 -- TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
The Audit Committee has selected the independent registered public accounting firm Mayer Hoffman McCann P.C. to audit our financial statements for the fiscal year ending September 30, 2014, and is seeking ratification of that choice by our shareholders. Regardless of whether the selection is ratified, the Audit Committee is responsible for the selection and ongoing oversight of the auditors and has the authority to replace Mayer Hoffman as the auditors for the 2014 fiscal year, if it deems it appropriate to do so. Any such change subsequent to the Annual Meeting will not be submitted to the shareholders for ratification.
The Board of Directors anticipates that one or more representatives of Mayer Hoffman will be present at the Annual Meeting. Any such representative will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO 2007 EMPLOYEE STOCK INCENTIVE PLAN
At the Annual Meeting, shareholders will be asked to approve an amendment to the Company’s 2007 Employee Stock Incentive Plan (the “Amended Employee Plan”), which amendment provides as follows:

◦	Authorizes an additional 900,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 1,400,000 to 2,300,000;

The proposed amendment was adopted by the Board on February 19, 2014, and will become effective upon shareholder approval at the Annual Meeting.

As of March 21, 2014, no shares remain available for grant under the Amended Employee Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to employees. The Board of Directors considers the Amended Employee Plan to be important to the Company’s ability to appropriately compensate its officers and employees as the Company continues to grow. After giving effect to the increase, 900,000 shares will remain available for future grants of options under the Amended Employee Plan. The full text of the proposed amendment is attached as Appendix A.

Shares Reserved
Under the Amended Employee Plan, the total number of shares of Common Stock that have been or could be issued is 2,300,000, including the 900,000 share increase for which shareholder approval is sought under this proposal.

Summary of the Amended Employee Plan
The following summary of the main features of the Amended Employee Plan is not a complete description of all the provisions of the Amended Employee Plan. Any shareholder of the Company who wishes to obtain a copy of the Amended Employee Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices at 131 South Clark Drive, Tempe, Arizona 85281.
The Amended Employee Plan authorizes the grant and issuance of two different types of Awards: Options (“Stock Options”), which can qualify as “incentive stock options” under the Internal Revenue Code, or as “non-qualified stock options;” and Restricted Stock, which is stock that is contingent on an employee satisfying conditions, including without limitation continued employment, passage of time or satisfaction of performance criteria.
The Amended Employee Plan has a number of special terms and limitations, including:

•	The exercise price for Stock Options granted under the plan must at least equal the Shares’ fair market value at the time the Stock Option is granted;

•	The Amended Employee Plan expressly states that Stock Options granted under it can not be “repriced,” as defined in the Amended Employee Plan and

•	Shareholder approval is required for certain types of amendments to the Amended Employee Plan.

The Amended Employee Plan is designed to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the shareholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.
The Amended Employee Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as “performance based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Tax Code. However, shareholder approval of the class of eligible participants, the per person annual award limitations, the “Qualifying Performance Criteria” potentially associated with Awards granted under the Amended Employee Plan and the option price (or formula under which the price is determined) are required in order for awards under the Amended Employee Plan to qualify potentially as “performance based compensation” under Tax Code Section 162(m).
The Amended Employee Plan’s per person award limitations for purposes of Section 162(m) are the following: (1) the aggregate number of Shares subject to Stock Options granted under the Amended Employee Plan during any calendar year to any one participant may not exceed 250,000; and (2) the aggregate number of Shares issued or issuable under all Awards other than Stock Options granted under the Amended Employee Plan during any calendar year to any one participant may not exceed 250,000. In the future, if such limitations are not required under Code Section 162(m), then a change in such limitations shall not be subject to Shareholder approval.
Eligibility
Participants in the Amended Employee Plan can be any person who is an employee or prospective employee of the Company or any Subsidiary. The Company estimates that approximately 280 people will be eligible to participate in the Amended Employee Plan during fiscal year 2014.
Administration
The Amended Employee Plan will be administered by the Compensation and Stock Option Committee (the “Committee”, although the Board of Directors may exercise any authority of the Committee under the Amended Employee Plan in lieu of the Committee’s exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.
Subject to the express provisions of the Amended Employee Plan, the Committee has broad authority to administer and interpret the Amended Employee Plan, including, without limitation, authority to determine who is eligible to participate in the Amended Employee Plan and to which of such persons, and when, Awards are granted under the Amended Employee Plan, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the Amended Employee Plan, and to make all other determinations deemed necessary or advisable for the administration of the Amended Employee Plan.
Stock Subject to the Amended Employee Plan
The aggregate number of Shares that can be issued under the Amended Employee Plan may not exceed 1,400,000 (including pursuant to ISOs). If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Code. For purposes of calculating the aggregate number of Shares issued under the Amended Employee Plan, only the number of shares actually issued upon exercise or settlement of an Award and not delivered to or retained by the Company upon cancellation, expiration or forfeiture of an Award shall be counted.
Awards
The Amended Employee Plan authorizes the grant and issuance of the following types of Awards: Stock Options and Restricted Stock.
Stock Options. Subject to the express provisions of the Amended Employee Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Stock Options, the events causing a Stock Option to expire, the number of shares subject to any Stock Option, the restrictions on transferability of a Stock Option, and such further terms and conditions, in each case not inconsistent with the Amended Employee Plan, as may be determined from time to time by the Committee. The Amended Employee Plan expressly provides that the Company can not “reprice” Stock Options. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock (as determined pursuant to the Amended Employee Plan) at the time the Stock Option is granted. The exercise price of an Stock Option may be paid through various means specified by the Committee, including in cash or check, or by a promissory note or other commitment to pay (including such a commitment by a stock broker to pay over proceeds from the sale of shares issuable under a Stock Option). Stock Options granted under the Amended Employee Plan may be either incentive stock options (“ISOs”) qualifying under Section 422 of the Tax Code or non-qualified stock options (“NQSOs”), which are not intended to qualify as ISOs.
Restricted Stock. The Committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon any conditions or criteria established by the Committee, including without limitation termination of employment or upon a failure to satisfy Qualifying Performance Criteria during the applicable restriction period. In addition, in the discretion of the Compensation Committee, awards of restricted stock may be issued upon participants meeting certain Qualifying Performance Criteria.
Qualifying Performance Criteria
Subject to shareholder approval of the Amended Employee Plan, the performance criteria for any Award that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit or subsidiary, or based on comparisons of any of the performance measures relative to other companies, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share or increases of same, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital or investment, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) pre-tax or after-tax profit levels expressed in either absolute dollars, (p) revenues or revenue growth, (q) economic or cash value added, (r) results of customer satisfaction surveys, (s) other measures of performance, quality, safety, productivity or process improvement, (t) market share and (u) overhead or other expense reduction. These factors may have a minimum performance standard, a target performance standard and a maximum performance standard. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.
Transferability of Awards and Other Provisions Applicable to Awards
Generally, Awards granted under the Amended Employee Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto.
The Amended Employee Plan has provisions designed so that it qualifies as an “eligible plan” under the margin provisions of Regulation U, by expressly providing that the Committee may, but is not required to, loan the amount necessary to purchase shares and/or pay taxes under any award. The Amended Employee Plan also provides that the Committee may, but need not, provide that the holder of an Award has a right under an Award to receive a number of shares, the amount of which is determined by reference to the value of the Award. Finally, the Amended Employee Plan does not limit the Company’s right to make other arrangements to provide stock options and other forms of compensation arrangements as it determines appropriate.
Anticipated Awards Under Amended Employee Plan
The Company is unable to determine the option grants it anticipates will be made to its Named Executive Officers and directors under the Amended Employee Plan following the annual meeting. Accordingly, the table below sets forth the number of awards granted by the Company to each of its Named Executive Officers and each group indicated below for fiscal year 2014 pursuant to the Amended Employee Plan. The amounts set forth in the table below are meant to illustrate grants of awards that would have been made pursuant to the Amended Employee Plan, and do not represent awards discussed under “Executive Compensation” or “Director Compensation” elsewhere in this Proxy Statement, and were not granted in addition to such awards discussed elsewhere.

	Option Awards		Stock Awards
Name and Position	Dollar Value ($) (1)	Number of Units (2)	Dollar Value ($) (1)	Number of Units
Jong S. Whang, Executive Chairman	407,590	50,000	—	—
Fokko Pentinga, CEO	407,590	50,000	—	—
Bradley C. Anderson, CFO	288,623	35,406	—	—

Executive Officers as a Group	1,103,803	135,406	—	—
Non-Executive Employees as a Group	864,091	106,000	—	—
________________________

(1)
The dollar values of the number of units shown in this illustration are the grant date fair values of awards, assuming that the market price of the underlying shares on the date of the grant was $13.13, the market value at the close of trading on March 21, 2014.

(2)	Figures include, for each executive officer, 15,000 units which are subject to shareholder approval of the amendment to increase the number of shares available for issuance.

Amendments and Termination
The Board of Directors may amend, alter or discontinue the Amended Employee Plan or any agreement evidencing an Award made under the Amended Employee Plan, but no such amendment shall, without the approval of the shareholders of the Company:

•	change the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

•	extend the term of this Plan; or

•	change the class of persons eligible to participate in the Plan.

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change in control, recapitalization, stock dividend, stock split, reorganization, merger, consolidation or similar type transaction that such amendment or alteration either is required or advisable in order for the Company, the Plan, or any Award granted, to satisfy any law or regulation or to meet the requirements of any accounting standard.
No Award granted under the Amended Employee Plan shall be granted pursuant to the Amended Employee Plan more than 10 years after the date of the Company stockholder’s adoption of the Amended Employee Plan.
Federal Income Tax Consequences
The following discussion of the federal income tax consequences of the Amended Employee Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Amended Employee Plan or of Awards thereunder. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant’s individual circumstances, participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.
The Stock Options
ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.
ISOs
No taxable income will result to a Participant upon the grant of an ISO. Upon the exercise of an ISO, any excess of the fair market value of the stock over the option price is a tax preference item that may result in the imposition of the alternative minimum tax in the year of exercise. However, if any of such shares are disposed of by the Participant in a disqualifying disposition (see below) in the same taxable year as the exercise, there will be no item of tax preference as to such disposed shares, although the Participant will recognize ordinary income as discussed below. In cases where the exercise of the option does produce an item of tax preference, the basis of the stock for purposes of the alternative minimum tax will include the amount of such tax preference item.
On the subsequent sale of stock acquired by the exercise of an ISO, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the Participant’s tax basis in the stock sold.

The tax basis of stock acquired solely for cash will be equal to the amount of cash paid. If an ISO is exercised using previously acquired stock (or stock and cash) in payment, the Participant’s tax basis for the number of stock received equal to the number used in payment shall be the same as the Participant’s basis in the stock used as payment. The Participant’s aggregate tax basis in any additional stock received will be equal to the amount of cash paid (if any).
If a disposition of stock does not take place until more than two years after grant and more than one year after exercise of the option, any gain or loss realized will be treated as long‑term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the exercise of the option. If a disposition occurs within two years after grant or one year after exercise of the option, the difference between the fair market value of the stock on the date of exercise and the tax basis in the stock is taxable as compensation income to the Participant and is deductible by the Company for federal income tax purposes. Any additional amount realized on the disposition will be taxed as either long‑term or short‑term capital gain.
If the option price of an ISO is paid by using stock that was acquired upon the exercise of an ISO (“Payment Shares”) and the Payment Shares have not been held for more than one year from exercise and two years from grant, the transfer of such Payment Shares to exercise an ISO will be treated as a “disposition” of such Payment Shares. Upon such disposition, the excess of the fair market value of the Payment Shares on the date they had originally been acquired (or, if less, the fair market value of the Payment Shares on the date of disposition) over the Participant’s tax basis in such Payment Shares is taxable as compensation income to the Participant and is deductible by the Company.
NQSO
In general, no taxable income will be recognized by the Participant, and no deduction will be allowed to the Company, upon the grant of a NQSO. Upon exercise of an unrestricted NQSO, a Participant will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option exercise price. Any gain or loss realized by a Participant on disposition of such shares generally is a capital gain or loss and does not result in any tax deduction to the Company.
Restricted Stock
A grant of restricted stock does not result in income to the Participant or a corresponding tax deduction for the Company until the shares are no longer subject to restrictions, or forfeiture, unless the Participant, elects under Section 83(b) of the Code to have the amount of income to the Participant (and deduction to the Company) determined at the date of the grant. At the time of lapse of restrictions (or a Section 83(b) election), the Participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount (subject to certain restrictions set forth below under Section 162(m) of the Code. Any dividends paid on restricted stock will be treated as compensation for federal income tax purposes, unless the Participant has made a Section 83(b) election. After the restrictions have lapsed (or a Section 83(b) election has been made), the Participant may treat appreciation subsequent to such time as capital gain (depending on the holding period for the shares). Participants receiving Restricted Stock should consult their tax advisors regarding the ability and advisability of making the Section 83(b) election, including the limitations on claiming a loss if the shares decline in value or are forfeited after receipt.
Withholding and Other Issues for Employees
The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the participant to pay such taxes as a condition to exercise of an Award. Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Amended Employee Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods as discussed above.

The Committee, pursuant to the terms of the agreements or other documents pursuant to which specific Awards are made under the Amended Employee Plan, may agree to reimburse participants for some or all of the federal, state and local income taxes associated with the grant or exercise of an Award or the receipt of the cash or Shares from an Award, or the 20% excise tax on any “excess parachute payments” under Code Sections 280G and Code Section 4999, and may agree to reimburse the additional federal, state and local income tax from the reimbursement payments made.
Tax Effect to Company
The Company generally will be entitled to a tax deduction in connection with an Award under the Amended Employee Plan in an amount equal to the compensation income (ordinary income) realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a NQSO). Special rules limit the deductibility of compensation paid to certain Covered Employees of the Company (as defined by Code Section 162(m)(3)). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1,000,000 or if the compensation is paid solely on account of attaining one or more pre-established, objective performance goals. The Amended Employee Plan has been constructed such that some Awards in the Committee’s discretion may qualify as “performance-based compensation” under Section 162(m) of the Code and thus would be deductible even if the total compensation paid to the Covered Employee is in excess of $1,000,000. However, whether an Award will qualify under Section 162(m) as “performance-based compensation” will depend on the terms, conditions and type of the Award issued the Covered Employee. For example, grants of Options or Restricted Stock often vest only according to the optionee’s or Grantee’s length of employment rather than pre-established performance goals. Therefore, the compensation derived from the Awards made to Covered Employees may not be deductible by the Company to the extent the Covered Employee’s total compensation exceeds $1 million.
Vote Required
Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Amended Employee Plan.
THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 EMPLOYEE STOCK INCENTIVE PLAN.

PROPOSAL NO. 4--- AMENDMENT TO NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
The Company’s stockholders are being asked to approve an amendment to the Non-Employee Directors Stock Option Plan (the “Amended Director Plan”), which amendment provides as follows:

◦	Authorizes an additional 150,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 350,000 to 500,000;

The proposed amendment was adopted by the Board on February 19, 2014, and will become effective upon shareholder approval at the Annual Meeting.
As of March 21, 2014, 41,600 shares remain available for grant under the Amended Director Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to non-employee directors. In addition, the Board believes that the Amended Director Plan is necessary to ensure that the Company will continue to retain, motivate and attract qualified non-employee directors and to provide recognition for exemplary service. The full text of the proposed amendment is attached as Appendix B.
Shares Reserved
Under the Amended Director Plan, the total number of shares of Common Stock that have been or could be issued is 500,000, including the 150,000 share increase for which shareholder approval is sought under this proposal. After giving effect to the increase, 191,600 shares will remain available for future grants of options under the Amended Director Plan.
General Nature of the Amended Director Plan
The Amended Director Plan authorizes the grant of non-qualified stock options to our non-employee directors. The principal purposes of the Amended Director Plan are to provide incentives to non-employee directors of the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and to obtain and retain the services of non-employee directors who are considered essential to the long-range success of the Company. The approval by the shareholders of the Amended Director Plan will allow us to continue to align interests of directors with the shareholders of the Company.
Upon approval of the Amended Director Plan by the Company’s shareholders, Michael Garnreiter, Alfred Giese, Egbert Jan Geert Goudena, and Robert King, assuming they are elected to the Board at the Annual Meeting, will be eligible to participate in the Amended Director Plan as non-employee directors.
Options previously granted under the Non-Employee Directors Stock Option Plan will become subject to the Amended Director Plan. Therefore, if a non-employee director who holds options previously issued under the plan ceases to be a director, unless such cessation occurs due to death or disability, then such options will terminate thirty days after the date the director ceases to be a director, unless the Board otherwise provides. In addition, the Amended Director Plan provides the Board will have discretion to grant options to departing directors in recognition of such directors’ service on the Board and any Board Committee.
Summary of the Amended Director Plan
The following summary of the principal features of the Amended Director Plan is not a complete description of all the provisions of the Amended Director Plan. Any shareholder of the Company who wishes to obtain a copy of the Amended Director Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices at 131 South Clark Drive, Tempe, Arizona 85281.
Administration
The Amended Director Plan will be administered by the Compensation and Stock Option Committee of the Company’s Board of Directors. The interpretation and construction by the Committee of any provisions of, or the determination of any questions arising under, the Amended Director Plan or any rule or regulation established by the Committee pursuant to the Amended Director Plan, will be final, conclusive and binding on all persons interested in the Amended Director Plan.
Eligibility
Only non-employee members of the Company’s Board of Directors are eligible to participate in the Amended Director Plan. The Company estimates that four (4) people will be eligible to participate in the Amended Director Plan during fiscal year 2014.
Shares Subject to the Amended Director Plan
The Amended Director Plan authorizes the granting of options the exercise of which would allow up to a maximum of 500,000 shares of the Common Stock to be acquired by the participants of such options. In order to prevent the dilution or enlargement of the rights of the participants under the Amended Director Plan, the number of shares of Common Stock authorized by the Amended Director Plan and the number of shares subject to outstanding options are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company’s capital stock. If any option granted under the Amended Director Plan is forfeited or terminated, the shares of Common Stock that were underlying such option shall again be available for distribution in connection with options subsequently granted under the Amended Director Plan.
Term of Directors Plan
The Amended Director Plan will terminate ten (10) years after the effective date of the Amended Director Plan, subject to earlier termination by the Board. No option may be granted under the Amended Director Plan after the termination date, but options previously granted may extend beyond such date.
Nature of Options
The Amended Director Plan provides for the grant of non-statutory stock options to the Company’s non-employee directors. Each non-employee director who joins the Board of Directors after January 1, 2010, will receive an option to acquire 6,000 shares, or such other number as the Board may determine, of the Company’s Common Stock. In addition to the foregoing option grant, a grant of options to purchase 6,000 shares, or such other number as the Board may determine, of the Company’s Common Stock will be made annually to each non-employee director on the first business day following the Company’s Annual Meeting of Shareholders each year, or such other date as may be determined by the Board, provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director was a member in the preceding fiscal year. Pursuant to the Amended Director Plan, the Board also has the discretion to grant options, and determine the rights of such options, to directors who are departing in recognition of past service on the Board and any Board Committees.
The amounts set forth in the table below reflect the number of automatic annual option grants that the Company anticipates will be made in fiscal 2014 pursuant to the Amended Director Plan.

Name and Position	Dollar Value ($) (1)	Number of Units (2)
Michael Garnreiter, Director	48,911	6,000
Alfred W. Giese, Director	48,911	6,000
Egbert Jan Geert Goudena, Director	48,911	6,000
Robert F. King, Director	48,911	6,000
________________________

1.
The dollar values of the number of units shown in this illustration are the grant date fair values of options, assuming that the market price of the underlying shares on the date of the grant was $13.13, the market value at the close of trading on March 21, 2014.

2.
Number of units represents the number of units that are automatically granted each year; however, under both the existing and amended plan, such number may be higher or lower at the discretion of the Board.

Exercise of Options
Pursuant to the terms of the Amended Director Plan, each option granted, except options issued to departing directors, the terms of which may be determined by the Board, will vest one-third on the first anniversary of the option grant, an additional one-third on the second anniversary of the option grant and the remaining one-third on the third anniversary of the option grant, provided the optionee remains an Eligible Director (as defined in the Amended Director Plan) at such vesting dates. Accordingly, each option grant will be vested and exercisable with respect to the 33-1/3% of the underlying shares on the first anniversary of the date of grant, 66-2/3% of the underlying shares on the second anniversary, and 100% of the underlying shares on the third anniversary. The exercise price of all options granted under the Amended Director Plan will be the Fair Market Value (as defined in the Amended Director Plan) of the Company’s Common Stock on the grant date. All options granted under the Amended Director Plan will expire ten (10) years from the date of grant. Options are not transferrable other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by the optionee. Unexercised options terminate one year from the date an individual ceases to be a director of the Company due to death or disability. Unexercised options terminate thirty days from the date an individual ceases to be a director of the Company, or such other amount of time from such date as the Board may determine, due to any reason other than death or disability.
Agreements
Options granted under the Amended Director Plan will be evidenced by agreements consistent with the Amended Director Plan in such form as the Compensation and Option Committee may prescribe.
Amendments to the Amended Director Plan
The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the Amended Director Plan, but no amendment, modification or termination shall be made which would impair the rights of a participant under any agreement theretofore entered into pursuant to an option grant, without the participant’s consent.
Federal Income Tax Consequences for Nonstatutory Stock Options
The Amended Director Plan will not be a “qualified plan” as defined in Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options (“NSOs”) do not qualify as “incentive stock options” under Section 422 of the Code.
A recipient does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, a recipient realizes and must report as compensation income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the recipient reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.
In addition to the foregoing federal tax considerations, the exercise of an option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

Vote Required
Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Amended Director Plan.
THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

PROPOSAL NO. 5 -- ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking an advisory vote from our shareholders to approve the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
Our Compensation and Stock Option Committee establishes our general compensation policies and specific compensation for each of our executive officers, and administers our equity incentive compensation program. Our Compensation and Stock Option Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees.
Our Compensation and Stock Option Committee’s objective is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals, which are essential to our long-term success and growth in shareholder value.
Our compensation programs for our named executive officers are designed to achieve the following objectives:
•    attract and retain talented and experienced executives in our industry;
•    motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders by rewarding executives when shareholder value increases; and

•	motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.
We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation and Stock Option Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote FOR the following advisory resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).
Although the advisory vote is non-binding, the Compensation and Stock Option Committee and the Board of Directors will review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Board of Directors therefore recommends that you indicate your support for the compensation policies and procedures for our named executive officers, as outlined in the above resolution.
OTHER MATTERS
Annual Report
The Annual Report of the Company for the fiscal year ended September 30, 2013, is enclosed herewith.
Voting By Proxy
In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by delivering to our executive offices, to the attention of our corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Independent Auditors
Our Board of Directors selected the accounting firm of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants for the fiscal year ending September 30, 2013 and expects to reappoint them for the fiscal year ending September 30, 2014, immediately following the Annual Meeting. A representative of Mayer Hoffman is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions.
Deadline for Shareholder Proposals for Action at the Company’s Next Annual Meeting
The Company anticipates holding its 2015 Annual Meeting of Shareholders on March 5, 2015. Any shareholder who wishes to present any proposal for shareholder action at the 2015 Annual Meeting of Shareholders must, in addition to complying with any other applicable requirements, including, without limitation, those set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), submit notice of such proposal to the Company’s Secretary, at the Company’s offices, not later than September 25, 2014, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2015 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before December 9, 2014, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2015 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.
Shareholder Communications with Board of Directors
The Company does not have formal procedures for shareholder communications with the Board of Directors. However, any matter intended for the Board of Directors or any Board Committee should be directed to the Corporate Secretary of the Company at 131 South Clark Drive, Tempe, Arizona 85281, with a request to forward the same to the intended recipient. All shareholder communications delivered to the Corporate Secretary of the Company for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with the shareholder’s instructions.

NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission permits companies and intermediaries (i.e., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.
If you are currently receiving multiple copies of the Company’s Proxy Statement and Annual Report at your address and would like to request householding of your communications, please contact your broker. Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you own shares in street name, or direct your written request to Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281, Attn: Secretary if you are a shareholder of record. Shareholders currently participating in householding may request additional copies of the Proxy Statement and Annual Report by contacting the Company at (480) 967-5146.

By Order of the Board of Directors:

Bradley C. Anderson, Secretary

Tempe, Arizona
March 28, 2014

APPENDIX A

2014 AMENDMENT
TO
2007 EMPLOYEE STOCK INCENTIVE PLAN OF AMTECH SYSTEMS, INC.

WHEREAS, Amtech Systems, Inc. (the “Company”) maintains the 2007 Employee Stock Incentive Plan of Amtech Systems, Inc. (the “Plan”); and
WHEREAS, Section 12 of the Plan provides that the Plan may be amended from time to time; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan is hereby amended, effective as of the date the shareholders of the Company approve this amendment, in the following respects:

1.	Section 3.1 of the Plan is hereby amended and restated in its entirety, to provide as follows:
3.1. Aggregate Limits. The aggregate number of shares of the Company’s Common Stock, par value $0.01 per share (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed two million three hundred thousand (2,300,000). The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 9. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

2.	Section 3.2 of the Plan is hereby amended and restated in its entirety, to provide as follows:
3.2. Additional Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 250,000 (taking into account the number of shares associated with an Option granted and then cancelled during such calendar year). The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Employee shall not exceed 250,000 (taking into account the number of shares associated with the Awards other than Options granted and then cancelled during such calendar year). The foregoing limitations of this Section 3.2 shall not apply to the extent that they are no longer required in order for compensation in connection with grants of Awards under this Plan to be treated as “performance-based compensation” under Code Section 162(m) and, if no longer required, a change in such limitation shall not be subject to stockholder approval as required under Section 12 hereof. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 2,300,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 9 only to the extent that such calculation or adjustment will not (i) require shareholder approval under Reg. § 1.422-2(b)(3) or (ii) affect the status of any Option intended to qualify as an ISO under Code Section 422, or whether this Plan meets the requirements under Code Section 422(b)(1).
* * *
IN WITNESS WHEREOF, the Company has caused this 2014 Amendment to be executed by its duly appointed officer on this _________________ day of ______________________, 2014, effective as of the date specified above.

AMTECH SYSTEMS, INC.

By:
Name:
Its:

APPENDIX B

2014 AMENDMENT
TO
AMTECH SYSTEMS, INC. NON- EMPLOYEE DIRECTORS STOCK OPTION PLAN

WHEREAS, Amtech Systems, Inc. (the “Company”) maintains the Amtech Systems, Inc. Non-Employee Directors Stock Option Plan (the “Plan”); and
WHEREAS, the Plan was amended effective March 11, 2010; and
WHEREAS, Section 9 of the Plan provides that the Plan may be amended from time to time; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan is hereby amended, effective as of the date the shareholders of the Company approve this amendment, in the following respects:

1.	Section 2 of the Plan is hereby amended and restated in its entirety, to provide as follows:
2. Common Stock Subject to the Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be five hundred thousand (500,000). If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unauthorized Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options. The Company shall use its best efforts to provide that any Stock subject to the Option constitutes, or is equivalent to, “service recipient stock” within the meaning of Internal Revenue Code Section 409A.

IN WITNESS WHEREOF, the Company has caused this 2014 Amendment to be executed by its duly appointed officer on this _________________ day of ______________________, 2014, effective as of the date specified above.

AMTECH SYSTEMS, INC.

By:
Name:
Its:

Amtech Systems, Inc.

Holder Account Number
_______________________________________________________
_______________________________________________________

A. Proposals-The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 through 5.
1. ELECTION OF DIRECTORS:

	For	Withhold
1. Jong S. Whang	☐	☐	votes
2. Fokko Pentinga	☐	☐	votes
3. Michael Garnreiter	☐	☐	votes
4. Alfred W. Giese	☐	☐	votes
5. Egbert J. G. Goudena	☐	☐	votes
6. Robert F. King	☐	☐	votes
To specify a method of cumulative voting, mark the box to the left with an “X” and write the number of shares you wish to vote in favor of each nominee on the line next to such nominee’s name above.
2. RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

For	Against	Abstain
☐	☐	☐
3. APPROVAL OF AMENDMENT TO 2007 EMPLOYEE STOCK INCENTIVE PLAN

For	Against	Abstain
☐	☐	☐
4. APPROVAL OF AMENDMENT TO NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

For	Against	Abstain
☐	☐	☐
5. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

For	Against	Abstain
☐	☐	☐

B-1

B. Authorized Signatures – This section must be completed for your vote to be counted - Date and Sign below
Please sign exactly as your name appears on the front of this proxy card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please return in the enclosed, postage-paid envelope. The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.
Date (mm/dd/yyyy) Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box
[___/____/____] [_______________________________________] [_______________________________________]

B-2

PROXY - AMTECH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMTECH SYSTEMS, INC. FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Amtech Systems, Inc., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated March 28, 2014, and hereby appoints Jong S. Whang and Bradley C. Anderson, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMTECH SYSTEMS, INC. to be held at The Tempe Mission Palms Hotel, 60 East 5th Street, Tempe, Arizona, USA, on Thursday, May 8, 2014, at 9:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
This form of proxy confers discretionary authority to cumulate votes with respect to the election of directors. Unless you have specified on the proxy card how you want your shares voted with respect to the election of directors, the proxy agents intend to cumulatively vote all of the shares covered by the proxies solicited by this Proxy Statement in favor of the number of nominees named in this Proxy Statement as they may, in their discretion, determine is required to elect the maximum number of nominees named in this Proxy Statement.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

B-3